LETTER OF TRANSMITTAL – ALLIANCE SEMICONDUCTOR CORPORATION

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Alliance Semiconductor Corporation (the “Company”) is offering to purchase up to $30,000,000 in value of shares of its common stock in a tender offer, subject to the terms and conditions set forth in the Offer to Purchase, dated August 25, 2006. The offer is being made to all holders of the Company’s common stock at a price not less than $2.75 nor greater than $3.00 per share. This Letter of Transmittal is to be completed only if: (a) certificates for shares are being forwarded herewith or (b) a tender of book entry shares is being made to the account maintained by Mellon Investor Services LLC, as Depositary, pursuant to Section 3 of the Offer to Purchase and a related agent’s message is not being delivered.

I/We, the undersigned, hereby tender to the Company the share(s) identified below. I/We certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the shares of the Company’s stock represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. I/We make the representation and warranties to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the offer (including if the offer is extended or amended, the terms and conditions of such extension or amendment).

Please complete the back if you would like to transfer ownership or request special mailing.

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

X

Signature of Stockholder

Date

Daytime Telephone #

X

Signature of Stockholder

Date

Daytime Telephone #

OFFER TO PURCHASE FOR CASH

UP TO $30,000,000 IN VALUE OF SHARES OF ITS COMMON STOCK

2 SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:

Date :

3 Number of shares you own:

No. of Physical Shares

No. of Book Entry Shares

4 Number of shares you are tendering:

No. of Physical Shares

No. of Book Entry Shares

I/We understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has a NET LONG POSITION in shares of the Company’s common stock or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/We authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

1st ___________________________ 2nd ___________________________ 3rd ___________________________

4th ___________________________ 5th ___________________________

5 Price for Shares Tendered (See Instruction 5):

Shares Tendered at Price Determined by Stockholder:

By checking one of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined in the Tender Offer is less than the price checked below. IF YOU DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE YOU MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

` Price $2.75

` Price $2.80

` Price $2.85

` Price $2.90

` Price $2.95

` Price $3.00

OR

Shares Tendered at Price Determined in the Tender Offer:

` By checking this one box INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined in accordance with the terms of the Tender Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Tender Offer will be deemed to be tendered at the minimum price. The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined in accordance with the terms of the Tender Offer. THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $2.75 PER SHARE.

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

6 ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, holders holding fewer than 100 shares may have their shares accepted for payment before any proration of the purchase of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, fewer than 100 shares in the aggregate. The undersigned either (check one box):

` is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

` is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

In addition, the undersigned is tendering either (check one box):

` at the purchase price, as the same will be determined by the Company in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per share above); or

` at the price per share indicated above in the section captioned “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER

A tendering stockholder may condition such stockholder’s tender of shares upon the Company purchasing a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered by you will be purchased. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

` The minimum number of shares that must be purchased from me, if any are purchased from me, is: _________________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of such stockholder’s shares and checked the box on the next line:

` The tendered shares represent all shares held by the undersigned.

HOW TO CONTACT THE INFORMATION AGENT FOR THE OFFER

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

Mellon Investor Services LLC

Attn: Reorganization Dept.

P.O. Box 3448

South Hackensack, NJ 07606

By Overnight Courier:

Mellon Investor Services LLC

Attn: Reorganization Dept.

480 Washington Boulevard

Mail Drop–Reorg

Jersey City, NJ 07310

By hand:

Mellon Investor Services LLC

Attn: Reorganization Dept.

120 Broadway, 13th Floor

New York, NY 10271

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

The Tender Offer, proration and withdrawal rights will expire at 12:00 midnight, Eastern Time, on September 22, 2006, unless the Tender offer is extended

7

Special Payment Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name

Name (Please Print First, Middle & Last Name)

Address

(Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

Signature Guarantee

(Title of Officer Signing this Guarantee)

(Name of Guarantor Firm – Please Print)

(Address of Guarantor Firm)

Authorized Signature

8

Special Delivery Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address

(Number and Street)

(City, State & Zip Code)

If you cannot produce some or all of the Company’s stock certificates, you must obtain a lost instrument open penalty surety bond. Please refer to instruction 9 at the bottom of this Form.

9 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known

Number of Shares

Attach separate schedule if needed

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known

Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Alliance Semiconductor Corporation, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) _________________ on this (date) _____________________________________________

(Deponent) (Indemnitor) (Heirs individually)

Month Day Year

Social Security # __________________ Date ____________________ Notary Public ________________________________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

• Enter number of share(s) lost ________________ X $2.79 = $____________________ share value

• If the share value exceeds $500,000, or if the stockholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

• The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) =

$_______________ Surety Premium

3. Add the service fee

$ 50.00 Service Fee

4. Total amount due (add lines 2 & 3)

$_______________ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and, after completing all other applicable sections, return this form in the enclosed envelope. If your shares are represented by physical stock certificates, include them in the enclosed envelope as well.

2. PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN or other Form W-8.

3. Your certificated share(s) and/or book entry shares you hold are shown in Box 3.

4. Please indicate the total number of certificated share(s) and/or book entry shares of the Company stock you are tendering in Box 4.

5. Indication of Price at which Shares are being Tendered. If you want to tender your shares at a specified price within the $2.75 to $3.00 range, you must check one of the boxes under “Shares Tendered At Price Determined By Stockholder”. If you want to tender shares and are willing to accept the purchase price selected by the Company in accordance with the Terms of the Tender Offer, you must check the box under “Shares Tendered at Price Determined in the Tender Offer” instead of one of the price boxes under “Shares Tendered at Price Determined by Stockholder”. This action will maximize the chance of having the Company purchase your shares (subject to the possibility of proration). Note that this action could result in you receiving a price per share as low as $2.75. You must check only one box in the pricing section. If more than one box is checked, or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares.

6. Please see the Offer to Purchase for additional information regarding odd lots and conditional tender.

7. If you want your check for cash to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7 your signature(s) must be guaranteed.

8. Complete Box 8 only if the proceeds of this transaction and any unaccepted shares of the Company stock are to be transferred to a person other than the registered holder or to a different address.

9. If you do not hold your shares in book-entry form and you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon’s program with Federal Insurance Company, complete Box 9 above, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please see the reverse side of this form on how to contact Mellon at the number provided for further instructions on obtaining your own bond.

10. Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

11. The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on the parties. There is no obligation to give notice of any defects or irregularities to stockholders.

12. If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

13. If the space provided in Boxes 3 and 4 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule attached hereto.

14. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 4. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.